Exhibit 99.1

Lesaka Technologies Announces Leadership Changes as it Strengthens Executive Management Team

Johannesburg, September 5, 2024 - Lesaka Technologies, Inc. ("Lesaka" or the "Company") (NasdaqGS:LSAK; JSE: LSK) today announced changes to augment its executive leadership team to align with the Company's ambitious growth targets. These changes represent a significant step forward as Lesaka positions itself as a natural consolidator and leading fintech in Southern Africa.

Executive Changes:

1. Naeem Kola, currently Group Chief Financial Officer, will be appointed as Group Chief Operating Officer. Naeem is exceptionally well placed to drive strategic and operational synergies for the group with his extensive financial and operational experience in international fintech, and his understanding of Lesaka's transformation through his role as Group Chief Financial Officer of Lesaka since March 2022.

2. Dan Smith will be appointed as Group Chief Financial Officer. Dan will also join the Company's Board. Dan is a Chartered Accountant (South Africa), having qualified with PricewaterhouseCoopers South Africa, before moving into various roles in the financial services sectors in South Africa and the United Kingdom. He is currently an Investment Director at Value Capital Partners (Pty) Ltd, Lesaka's largest shareholder, and has played an active role in the development of Lesaka since 2021. Dan has over 25 years of corporate finance experience, including heading the Mergers & Acquisitions investment banking team at Standard Bank South Africa.

Naeem Kola and Dan Smith will both report directly to Lesaka's Executive Chairman, Ali Mazanderani, taking up their new roles from October 1, 2024.

Board Changes:

In addition to the changes to the executive leadership, the following Board changes have been accepted:

1. As announced on June 13, 2024, independent non-executive director Javed Hamid will resign from the Board as of September 30, 2024.

2. Chris Meyer, non-executive director and former Group CEO, will resign from the Board as of October 1, 2024.

3. Monde Nkosi, non-executive director, will resign from the Board on completion of the Adumo transaction, which, subject to certain customary closing conditions, is anticipated to occur in October 2024.

4. Dean Sparrow, Group CEO of Crossfin Technology Holdings (RF) (Pty) Ltd, will be appointed to the Board as an independent non-executive director on completion of the Adumo acquisition. Dean will also join Lesaka's Capital Allocation Committee.

Ali Mazanderani, Lesaka Executive Chairman, said: "I am delighted to welcome Dan to the Lesaka leadership team. As Lesaka scales, we will continue to augment our executive capability to deliver on the opportunity in front of us. Dan is an exceptional addition to the team and has been intimately involved in the transformation of the business over the last few years. I am excited to be working with both him and Naeem in their new roles."

"I would like to thank Javed, Chris and Monde for the roles they have played over the past few years during a period of significant change. I also welcome Dean to the Board. His insights and experience, as a successful entrepreneur and investor with deep fintech experience in Southern Africa, will be invaluable as we continue to build Southern Africa's leading fintech platform."

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "could," "would," "may," "will," "intends," "outlook," "focus," "seek," "potential," "mission," "continue," "goal," "target," "objective," derivations thereof, and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, statements relating to future board composition and future business opportunities are forward-looking statements. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in our Form 10-K for the fiscal year ended June 30, 2023, as filed with the SEC, as well as other documents we have filed or will file with the SEC. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

About Lesaka (www.lesakatech.com)

Lesaka Technologies, (Lesaka™) is a South African Fintech company driven by a deep purpose to provide financial services and software to Africa's underserviced consumers (B2C) and merchants (B2B), improving people's lives and increasing financial inclusion in the markets in which we operate. We offer a wide range of solutions including transaction accounts (banking), lending, insurance, cash management solutions, card acceptance, supplier payments, software services and bill payments. By providing a full-service fintech platform in our connected ecosystem, we facilitate the digitization of commerce in our markets.

Lesaka has a primary listing on NASDAQ (NasdaqGS: LSAK) and a secondary listing on the Johannesburg Stock Exchange (JSE: LSK). Visit www.lesakatech.com for additional information about Lesaka Technologies (Lesaka ™).

Investor Relations and Media Relations Contacts:

Phillipe Welthagen

Email: phillipe.welthagen@lesakatech.com

Mobile: +27 84 512 5393

Media relations:

Ian Harrison

Email: ian@thenielsennetwork.com

FNK IR:

Rob Fink / Matt Chesler, CFA

Email: lsak@fnkir.com